As filed with the Securities and Exchange Commission on April 4, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Reliance Global Group, Inc.

(Exact name of registrant as specified in its charter)

Florida	524210	46-3390293
(State or Other Jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
Incorporation or Organization)	Classification Code Number)	Identification Number)

300 Blvd. of the Americas, Suite 105 Lakewood, NJ 08701

732- 380-4600

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Mr. Ezra Beyman

Chief Executive Officer

300 Blvd. of the Americas, Suite 105 Lakewood, NJ 08701

732-380-4600

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Laura Anthony, Esq.

Craig D. Linder, Esq.

Anthony L.G., PLLC

625 N. Flagler Drive, Suite 600

West Palm Beach, FL 33401

(561) 514-0936

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-Accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the commission, acting pursuant to section 8(a) may determine.

The information in this preliminary prospectus is not complete and may be changed. The selling securityholder may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED APRIL 4, 2023

Reliance Global Group, Inc.

897,594 Shares of Common Stock Underlying Prefunded Warrants

2,105,264 Shares of Common Stock Underlying Common Warrants

155,038 Shares of Common Stock for Resale by Selling Securityholder

__________________

This prospectus covers the sale of an aggregate of 3,157,896 shares (the “shares”) of our common stock, $0.086 par value per share (the “common stock”) by one selling securityholder identified in this prospectus (together with any of the holder’s transferees, pledgees, donees or successors, the “selling securityholder”). Up to 897,594 shares of common stock are issuable upon the exercise of 897,594 warrants (the “Prefunded Warrants”), up to 2,105,264 shares of common stock are issuable upon the exercise of 2,105,264 warrants (the “Common Warrants”) and 155,038 shares of common stock we issued to the Selling Securityholder (the “Issued Shares”). The Issued Shares, Prefunded Warrants and Common Warrants were purchased by the selling securityholder in a private placement transaction exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a Securities Purchase Agreement dated March 13, 2023 (the “Purchase Agreement”). Each Prefunded Warrant will entitle the holder to purchase one share of common stock at an exercise price of $0.001 per share and each Common Warrant will entitle the holder to purchase one share of common stock at an exercise price of $3.55 per share. We are registering the resale of the shares of common stock covered by this prospectus as required by a Registration Rights Agreement we entered into with the selling securityholder pursuant to the terms of the Purchase Agreement. For purposes of this prospectus, we have assumed exercise prices under the Prefunded Warrants and Common Warrants of $0.001 per share and $3.55 per share of common stock, respectively.

The Company will not receive any proceeds from the sale by the selling securityholder of the shares, however, we will receive proceeds from the exercise of the Prefunded Warrants and the Common Warrants if they are exercised for cash. We intend to use those proceeds, if any, for general corporate purposes. We are paying the cost of registering the shares covered by this prospectus as well as various related expenses, including with regard to compliance with state securities or “blue sky” laws. The selling securityholder is responsible for all selling commissions, transfer taxes and other costs related to the offer and sale of the shares.

Sales of the shares by the selling securityholder may occur at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market prices, or at negotiated prices. The selling securityholder may sell shares to or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the selling securityholder, the purchasers of the shares, or both. If required, the number of shares to be sold, the public offering price of those shares, the names of any underwriters, broker-dealers or agents and any applicable commission or discount will be included in a supplement to this prospectus, called a prospectus supplement. Because all of the shares offered under this prospectus are being offered by the selling securityholder, we cannot currently determine the price or prices at which the shares may be sold under this prospectus.

Our common stock is currently quoted on the Nasdaq Capital Market under the symbol “RELI”. On March 30, 2023 the last reported sale price per share of our common stock on the Nasdaq Capital Market was $2.96. You are urged to obtain current market quotations for our common stock.

Our principal executive offices are located at 300 Blvd. of the Americas, Suite 105, Lakewood, NJ 08701.

Investing in our securities involves risks. You should carefully consider the Risk Factors beginning on page 5 of this prospectus before you make an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is ____________, 2023.

No dealer, salesperson or other individual has been authorized to give any information or to make any representation other than those contained in this prospectus in connection with the offer made by this prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by us or the selling securityholder. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in our affairs or that information contained herein is correct as of any time subsequent to the date hereof.

For investors outside the United States: We have not and the selling securityholder have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves, and observe any restrictions relating to, the offering of the shares of our common stock and the distribution of this prospectus outside the United States.

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PROSPECTUS SUMMARY

This summary highlights certain information about us, this offering, and selected information contained in this prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our common stock. For a more complete understanding of the Company and this offering, we encourage you to read and consider the more detailed information in this prospectus, including “Risk Factors” and the financial statements and related notes. Unless the context requires otherwise, references to “Company,” “we,” “us” or “our” refer to Reliance Global Group, Inc., a Florida corporation and its subsidiaries.

Business Overview

Reliance Global Group, Inc. (formerly known as Ethos Media Network, Inc.) was incorporated in Florida on August 2, 2013. In September 2018, Reliance Global Holdings, LLC, a related party (“Reliance Holdings”), purchased a controlling interest in the Company. Ethos Media Network, Inc. was renamed Reliance Global Group, Inc. on October 18, 2018.

We operate as a company managing assets in the insurance markets, as well as other related sectors. Our focus is to grow the Company by pursuing an aggressive acquisition strategy, initially and primarily focused upon wholesale and retail insurance agencies. We are led and advised by a management team that offers over 100 years of combined business expertise in insurance, real estate and the financial service industry.

In the insurance sector, our management has extensive experience acquiring and managing insurance portfolios in several states, as well as developing specialized programs targeting niche markets. Our primary strategy is to identify specific risk to reward arbitrage opportunities and develop these on a national platform, thereby increasing revenues and returns, and then identify and acquire undervalued wholesale and retail insurance agencies with operations in growing or underserved segments, expand and optimize their operations, and achieve asset value appreciation while generating interim cash flows.

As part of our growth and acquisition strategy, we are currently in negotiations with several non-affiliated parties and expect to complete a number of material insurance asset transactions throughout the course of 2023 and beyond. As of December 31, 2022, we have acquired ten insurance agencies, including both affiliated and unaffiliated companies. During 2022, the Company acquired multiple insurance entities, most notably, Barra & Associates, LLC., an unaffiliated full-service insurance agency, which we rebranded to RELI Exchange and expanded its footprint nationally.

The Company also developed and launched 5MinuteInsure.com (“5MI”), a proprietary direct to consumer InsurTech platform which went live during the summer of 2021. 5MI is a business to consumer website which enables consumers to compare and purchase car and home insurance in a time efficient and effective manner. The platform is currently live in 44 states and offers coverage with up to 16 carriers.

Over the next 12 months, we plan to expand and grow our footprint and market share both through organic growth, and by expansion through additional acquisitions in various insurance markets.

Our competitive advantage includes the ability to:

●	Scale to compete at a national level.
●	Capitalize on the consumer shift to ‘online’ with the personal touch of an agent, as the only InsurTech company with this combination.
●	Leverage proprietary agency software and automation to compare carrier prices, for competitive renewal pricing.
●	Employ an empowered and scalable insurance agency model.
●	Leverage technology that facilitates comparing carriers for the best prices.

The RELI Exchange B2B InsurTech platform and partner network for insurance agents and agencies also:

●	Boast being the only white label insurance brokerage agency – New agents can have a multi-million dollar agency look on day 1, with a full suite of back office support (licensing, compliance, etc).
●	Combines the low barriers to entry of an agency network, with state-of-the-art tech.
●	Builds on the artificial intelligence and data mining backbone of 5MinuteInsure.com
●	Is designed to provide instant and competitive insurance quotes from more than thirty insurance carriers nationwide.
●	Reduces back-office burden and expenses by eliminating paperwork.
●	Provides agents more time to focus on selling policies.

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In addition, we have a vast mentorship program behind the scenes, to keep sales teams active. Once people are registered, we enroll them in our mentorship program, and coach them to bring new business.

RELI Exchange is a complete, private label system where agents have more flexibility in how they choose to brand themselves, compared to competitor platforms that require agents to work under the platform’s brand name. In effect, agents have a greater sense of ownership on our platform, and the feeling that comes with a well-financed agency.

Our best-in-class product offerings include the following:

1)	An agency partner contract

2)	An agent / pro contract

3)	Other offerings including natives, working directly for the carriers

Our value proposition is that we’re giving people a complete, white label business. Agents have a fast and easy website presence, get contracts with carriers they wouldn’t normally access, and they can get paid for referrals.

Risks Relating to Our Business

We have been expanding our business by acquiring wholesale and retail insurance agencies in select markets in the U.S. In addition, we operate the RELI Exchange and 5MinuteInsure.com, proprietary internet based platforms we developed as business to business or business to consumer portals enabling agents and consumers to compare quotes from multiple carriers and sell and purchase their auto, home and life insurance coverage in a time efficient and effective manner. Our business and ability to execute our business strategy are subject to a number of risks of which you should be aware before you decide to buy our common stock. In particular, you should consider the risks discussed in detail in the section entitled “Risk Factors” including but not limited to:

●	We may experience significant fluctuations in our quarterly and annual results.

●	We have limited resources and there is significant competition for business combination opportunities. Therefore, we may not be able to acquire other assets or businesses.

●	We may be unable to obtain additional financing, if required, to complete an acquisition, or for our operations and growth of existing and target business, which could compel us to restructure a potential business transaction or abandon a particular business combination.

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●	Our cash and cash equivalents that we use to meet our working capital and operating expense needs are held in deposit accounts that could be adversely affected if the financial institution holding such funds fail.

●	Our inability to retain or hire qualified employees, as well as the loss of any of our executive officers, could negatively impact our ability to retain existing business and generate new business.

●	Our growth strategy depends, in part, on the acquisition of other insurance intermediaries, which may not be available on acceptable terms in the future or which, if consummated, may not be advantageous to us.

●	A cybersecurity attack, or any other interruption in information technology and/or data security and/or outsourcing relationships, could adversely affect our business, financial condition and reputation.

●	Rapid technological change may require additional resources and time to adequately respond to dynamics, which may adversely affect our business and operating results.

●	Changes in data privacy and protection laws and regulations, or any failure to comply with such laws and regulations, could adversely affect our business and financial results.

●	Because our insurance business is highly concentrated in certain states, adverse economic conditions, natural disasters, or regulatory changes in these states could adversely affect our financial condition.

●	If we fail to comply with the covenants contained in certain of our agreements, our liquidity, results of operations and financial condition may be adversely affected.

●	Certain of our agreements contain various covenants that limit the discretion of our management in operating our business and could prevent us from engaging in certain potentially beneficial activities.

●	We may experience increased competition from insurance companies, technology companies and the financial services industry, as well as the shift away from traditional insurance markets.

●	Risks related to our lack of knowledge in distant geographic markets.

●	We compete in a highly regulated industry, which may result in increased expenses or restrictions on our operations.

●	We are subject to a variety of federal, state and international laws and other obligations regarding data protection.

●	Changes in tax laws could materially affect our financial condition, results of operations and cash flows.

●	Expectations of our company relating to environmental, social and governance factors may impose additional costs and expose us to new risks.

Corporate Information

We were formed under the name Ethos Media Network, Inc. in Florida on August 2, 2013. In September 2018, Reliance Global Holdings, LLC, a related party, purchased a controlling interest in our company. Ethos Media Network, Inc. changed its name to Reliance Global Group, Inc. on October 18, 2018. Our principal executive offices are located at 300 Blvd. of the Americas, Suite 105, Lakewood, NJ 08701. Our website is located at www.relianceglobalgroup.com and our telephone number is (732) 380-4600. Information found on, or accessible through, our website is not a part of, and is not incorporated into, this prospectus, and you should not consider it part of the prospectus.

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THE OFFERING

We are registering for resale by the selling securityholder named herein the 3,157,896 shares as described below:

Common stock to be issued upon exercise of Prefunded Warrants	897,594 shares of common stock issuable upon exercise of the Prefunded Warrants.

Common stock to be issued upon exercise of Common Warrants	2,105,264 shares of our common stock issuable upon exercise of the Common Warrants.

Shares held by Selling Securityholder	155,038

Offering price	The selling securityholder may sell all or a portion of its shares through public or private transactions at prevailing market prices or at privately negotiated prices.

Common stock outstanding prior to exercise of Prefunded Warrants and Common Warrants	1,566,048 shares of common stock (1)

Common stock to be outstanding assuming exercise of the Prefunded Warrants and the Common Warrants	4,568,906 shares of common stock.

Terms of the warrants

Prefunded Warrants. Each Prefunded Warrant will be exercisable for one share of common stock at an exercise price of $0.001 per share following the issue date until exercised in full. The Prefunded Warrants may be exercised by means of a “cashless exercise” at the holder’s option, such that the holder may use the appreciated value of the Prefunded Warrants (the difference between the market price of the underlying shares of common stock and the exercise price of the underlying Prefunded Warrants) to exercise the warrants without the payment of any cash.

Common Warrants. Each Common Warrant will be exercisable for one share of common stock at an exercise price of $3.55 per share six months following the issue date and will expire five and one-half years from the issue date. In the event that there is no effective registration statement registering the shares underlying the Common Warrants, then the Common Warrants may be exercised by means of a “cashless exercise” at the holder’s option, such that the holder may use the appreciated value of the Common Warrants (the difference between the market price of the underlying shares of common stock and the exercise price of the underlying warrants) to exercise the Common Warrants without the payment of any cash.

Use of proceeds	We will not receive any of the proceeds from the sale by the selling securityholder of 155,038 shares of common stock being registered hereby. However, we expect to receive approximately $7,474,000 in gross proceeds assuming the cash exercise of all of the Prefunded Warrants and the Common Warrants by the selling securityholder to purchase the 897,594 shares of common stock being registered hereby at an exercise price of $0.001 per share of common stock and 2,105,264 shares of common stock being registered hereby at an exercise price of $3.55 per share. However, in the event the Prefunded Warrants and Common Warrants may be exercised on a cashless basis, we would not expect to receive any gross proceeds from the cash exercise of those warrants. We intend to use any net proceeds from the cash exercise of these warrants for working capital, non-secured debt payments and general corporate purposes.

Risk factors	Investing in our securities involves a high degree of risk. See the information contained in or incorporated by reference under the heading “Risk Factors” in this prospectus and in the documents incorporated by reference into this prospectus and any free writing prospectus that we authorize for use.

Dividend policy	We have never paid dividends on our common stock and do not anticipate paying any dividends for the foreseeable future.

Market symbol and trading	Our common stock is listed on the Nasdaq Capital Market under the symbol “RELI.”

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(1)	The number of shares of common stock expected to be outstanding after this offering is based on 1,566,048 shares of common stock outstanding as of March 30, 2023 and excludes:

●	1,460,970 shares of common stock issuable upon the exercise of warrants outstanding as of March 31, 2023, with a weighted average exercise price of $15.18 per share; and

●	10,928 shares of common stock issuable upon the exercise of options outstanding as of March 31, 2023, with a weighted average exercise price of $232.78 per share.

RISK FACTORS

Our business is influenced by many factors that are difficult to predict and that involve uncertainties that may materially affect operating results, cash flows, and financial condition. Before making an investment decision, you should carefully consider these risks, including those set forth in the “Risk Factors” section of our most recent Annual Report on Form 10-K filed with the SEC, as revised or supplemented by our Quarterly Reports on Form 10-Q filed with the SEC since the filing of our most recent Annual Report on Form 10-K, all of which are incorporated by reference into this prospectus. You should also carefully consider any other information we include or incorporate by reference in this prospectus or include in any applicable prospectus supplement. Each of the risks described in these sections and documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a partial or complete loss of your investment.

CAUTIONARY NOTE CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties. You should not place undue reliance on these forward-looking statements. Our actual results could differ materially from those anticipated in the forward-looking statements for many reasons, including the reasons described in our “Prospectus Summary,” “Use of Proceeds,” and “Risk Factors” sections. In some cases, you can identify these forward-looking statements by terms such as “anticipate,” “believe,” “continue,” “could,” “depends,” “estimate,” “expects,” “intend,” “may,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or the negative of those terms or other similar expressions, although not all forward-looking statements contain those words. These statements relate to future events or our future financial performance or condition and involve known and unknown risks, uncertainties and other factors that could cause our actual results, levels of activity, performance or achievement to differ materially from those expressed or implied by these forward-looking statements.

You should read this prospectus, including the section titled “Risk Factors,” completely and with the understanding that our actual results may differ materially from what we expect as expressed or implied by our forward-looking statements. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all.

These forward-looking statements represent our estimates and assumptions only as of the date of this prospectus regardless of the time of its delivery or any sale of our common stock. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this prospectus. All subsequent forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to herein.

USE OF PROCEEDS

We are registering 155,038 shares of common stock for resale by the selling securityholder. We will not receive any proceeds from the sale of the shares offered by this prospectus.

However, we expect to receive approximately $7,474,000 in gross proceeds assuming the cash exercise of all of the Prefunded Warrants and the Common Warrants by the selling securityholder to purchase the 897,594 shares of common stock being registered hereby at an exercise price of $0.001 per share of common stock and 2,105,264 shares of common stock being registered hereby at an exercise price of $3.55 per share. However, in the event the Prefunded Warrants and Common Warrants may be exercised on a cashless basis, we would not expect to receive any gross proceeds from the cash exercise of those warrants. We intend to use any net proceeds from the cash exercise of these warrants for working capital, non-secured debt payments and general corporate purposes.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our capital stock, and we do not currently intend to pay any cash dividends on our common stock for the foreseeable future. We expect to retain future earnings, if any, to fund the development and growth of our business. Any future determination to pay dividends on our common stock will be at the discretion of our board of directors and will depend upon, among other factors, our results of operations, financial condition, capital requirements and any contractual restrictions.

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SELLING SECURITYHOLDER

We have prepared this prospectus to allow Armistice Capital, LLC, as selling securityholder, to offer for resale, from time to time, up to 3,157,896 shares of our common stock, of which up to 897,594 shares are issuable upon the exercise of 897,594 Prefunded Warrants (as defined below) held by the selling securityholder, up to 2,105,264 shares issuable upon the exercise of 2,105,264 Common Warrants (as defined below) held by the selling securityholder and 155,038 shares of common stock we issued to the selling securityholder (the “Issued Shares”).

On March 13, 2023, the Company entered into a securities purchase agreement with the selling securityholder, which is an institutional accredited investor (the “Purchase Agreement”), whereby, among other things, the Company issued and sold (i) an aggregate of 155,038 shares of common stock along with accompanying common warrants (the “Common Units”), (ii) prefunded warrants (the “Prefunded Warrants”) that are exercisable into 897,594 shares of common stock (the “Prefunded Warrant Shares”) along with accompanying common warrants (the “Pre-Funded Units”), and (iii) common warrants (the “Common Warrants”) to initially acquire up to 2,105,264 shares of common stock (the “Common Warrant Shares”) (representing 200% of the Common Shares and Prefunded Warrant Shares) in a private placement offering (the “Private Placement”).

The aggregate purchase price for the common shares, Prefunded Warrants and the Common Warrants purchased by the investor was equal to (i) $3.80 for each Common Unit purchased, or (ii) $3.799 for each Prefunded Unit purchased, which Prefunded Warrants are exercisable into Prefunded Warrant Shares at the initial Exercise Price (as defined in the Prefunded Warrant) of $0.001 per Prefunded Warrant Share in accordance with the Prefunded Warrant.

Each Prefunded Warrant will be exercisable for one share of common stock at an exercise price of $0.001 per share following the issue date until exercised in full. The Prefunded Warrants may be exercised by means of a “cashless exercise” at the holder’s option, such that the holder may use the appreciated value of the Prefunded Warrants (the difference between the market price of the underlying shares of common stock and the exercise price of the underlying Prefunded Warrants) to exercise the warrants without the payment of any cash.

Each Common Warrant will be exercisable for one share of common stock at an exercise price of $3.55 per share six months following the issue date and will expire five and one-half years from the issue date. In the event that there is no effective registration statement registering the shares underlying the Common Warrants, then the Common Warrants may be exercised by means of a “cashless exercise” at the holder’s option, such that the holder may use the appreciated value of the Common Warrants (the difference between the market price of the underlying shares of common stock and the exercise price of the underlying warrants) to exercise the Common Warrants without the payment of any cash.

The warrants and the shares of common stock issuable thereunder were sold and issued without registration under the Securities Act of 1933, in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act as transactions not involving a public offering and Rule 506 promulgated under the Securities Act as sales to accredited investors.

The selling securityholder listed in the table below may from time to time offer and sell any or all shares of our common stock set forth below pursuant to this prospectus. When we refer to “selling securityholder” in this prospectus, we mean the person listed in the table below, and the pledgees, donees, permitted transferees, assignees, successors and others who later come to hold any of the selling securityholder’ interests in shares of our common stock other than through a public sale.

The following table sets forth, as of the date of this prospectus, the name of the selling securityholder for whom we are registering shares for resale to the public, and the number of such shares that each such selling securityholder may offer pursuant to this prospectus. Applicable percentages are based on 1,566,048 shares of common stock outstanding on March 30, 2023.

Under the terms of the Common Warrants and Prefunded Warrants held by the selling securityholder, the selling securityholder may not exercise any such warrants to the extent such exercise would cause such selling securityholder, together with its affiliates and attribution parties, to beneficially own a number of shares of common stock which would exceed 4.99% or 9.99%, as applicable, of our then outstanding common stock following such exercise, excluding for purposes of such determination shares of common stock issuable upon exercise of such warrants which have not been exercised. The number of shares in the table below do not reflect this limitation. The selling securityholder may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

We cannot advise as to whether the selling securityholder will in fact sell any or all of such shares. In addition, the selling securityholder may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, the shares in transactions exempt from the registration requirements of the Securities Act after the date on which they provided the information set forth on the table below.

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				Shares beneficially owned after this Offering(2)
Selling securityholder(1)	Number of Shares beneficially owned before this offering	Percentage of Common Stock Owned Before this Offering	Number of Shares of Common Stock Offered in this Offering	Number of Shares	Percentage of total outstanding common stock
Armistice Capital, LLC(3)	4,024,563	71.99%	3,157,896	0	0%

(1)	If required, information about other selling securityholder, except for any future transferees, pledgees, donees or successors of the Selling Stockholder named in the table above, will be set forth in a prospectus supplement or amendment to the registration statement of which this prospectus is a part. Additionally, post-effective amendments to the registration statement will be filed to disclose any material changes to the plan of distribution from the description contained in the final prospectus.

(2)	Assumes all shares offered by the selling securityholder hereby are sold and that the selling securityholder buys or sells no additional shares of common stock prior to the completion of this offering.

(3)	Includes (i) 155,038 shares of common stock, (ii) 897,594 shares of common stock issuable upon exercise of the Prefunded Warrants, and (iii) 2,105,264 shares of common stock issuable upon exercise of the Common Warrants, all of which are held by Armistice Capital, LLC (“Armistice Capital”), which warrants are subject to, as applicable, certain beneficial ownership limitations, which provide that the holder of such warrants will not have the right to exercise any portion thereof if such holder, together with its affiliates, would beneficially own in excess of 4.99% of the number of shares of common stock outstanding immediately after giving effect to such exercise, provided that upon at least 61 days’ prior notice to us, such holder may increase or decrease such limitation up to a maximum of 9.99% of the number of shares of common stock outstanding. Steven Boyd, CIO of Armistice Capital, has voting control and investment discretion over the securities held by Armistice Capital. Mr. Boyd disclaims beneficial ownership of the reported securities except to the extent of his pecuniary interest therein. Accordingly, notwithstanding the number of shares of common stock listed above as being beneficially owned by Armistice Capital, Mr. Boyd further disclaims beneficial ownership of the shares of common stock issuable upon exercise of all of the warrants to the extent the number of shares of common stock beneficially owned by each of the Armistice Capital and Mr. Boyd and any other person or entities with which their respective beneficial ownership would be aggregated for purposes of Section 13(d) of the Exchange Act would exceed 9.99% of the total number of shares of common stock outstanding. The address of Armistice Capital is 510 Madison Avenue, 7th Floor, New York, NY 10022.

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PLAN OF DISTRIBUTION

The selling securityholder and any of their pledgees, donees, transferees, assignees or other successors-in-interest may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on The Nasdaq Capital Market or any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. These sales may be affected in transactions, which may involve crosses or block transactions. The selling securityholder may use one or more of the following methods when disposing of the shares or interests therein:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	through brokers, dealers or underwriters that may act solely as agents;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	through the writing or settlement of options or other hedging transactions entered into after the effective date of the registration statement of which this prospectus is a part, whether through an options exchange or otherwise;

●	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

●	broker-dealers may agree with the selling securityholder to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of disposition; and

●	any other method permitted pursuant to applicable law.

The selling securityholder may also sell shares under Rule 144 under the Securities Act, if available, or Section 4(a)(1) under the Securities Act, rather than under this prospectus, provided that they meet the criteria and conform to the requirements of those provisions.

If the selling securityholder effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents engaged by the selling securityholder may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling securityholder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling securityholder do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The selling securityholder may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus, or under a supplement or amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending, if necessary, the list of selling securityholder to include the pledgee, transferee or other successors in interest as selling securityholder under this prospectus.

The selling securityholder has informed the Company that it is not a registered broker-dealer and does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the common stock. If the Company is notified in writing by the selling securityholder that any material arrangement has been entered into with a broker-dealer for the sale of common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, we will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such selling securityholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such shares of common stock were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction. In addition, upon being notified in writing by a selling securityholder that a donee or pledge intends to sell more than 500 shares of common stock, the Company will file a supplement to this prospectus if then required in accordance with applicable securities law.

The selling securityholder also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of the shares of common stock or interests in shares of common stock, the selling securityholder may enter into hedging transactions after the effective date of the registration statement of which this prospectus is a part with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling securityholder may also sell shares of common stock short after the effective date of the registration statement of which this prospectus is a part and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling securityholder may also enter into option or other transactions after the effective date of the registration statement of which this prospectus is a part with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

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The selling securityholder and any broker-dealers or agents that are involved in selling the shares will be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Broker-dealers may receive commissions or discounts from the selling securityholder (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with Financial Industry Regulatory Authority (“FINRA”) Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

The Company has advised the selling securityholder that it is required to comply with Regulation M promulgated under the Securities Exchange Act of 1934, as amended, during such time as it may be engaged in a distribution of the shares. The foregoing may affect the marketability of the common stock.

The aggregate proceeds to the selling securityholder from the sale of the common stock it offers will be the purchase price of the common stock less discounts or commissions, if any. The selling securityholder reserves the right to accept and, together with its agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. The Company will not receive any of the proceeds from this offering.

The Company is required to pay all fees and expenses incident to the registration of the shares. The Company has agreed to indemnify the selling securityholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act or otherwise.

The Company has agreed with the selling securityholder to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (a) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement, or (b) the date on which the shares of common stock covered by this prospectus may be sold or transferred by non-affiliates without any volume limitations or pursuant to Rule 144 of the Securities Act.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Anthony L.G., PLLC, 625 N. Flagler Drive, Suite 600, West Palm Beach, Florida 33401.

EXPERTS

The consolidated financial statements appearing in the Reliance Global Group, Inc.’s Annual Report on Form 10-K filed for the year ended December 31, 2022, have been audited by Mazars USA LLP, an independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC the registration statement on Form S-1 under the Securities Act for the securities offered by this prospectus. This prospectus, which is a part of the registration statement, does not contain all of the information in the registration statement and the exhibits filed with it, portions of which have been omitted as permitted by SEC rules and regulations. For further information concerning us and the securities offered by this prospectus, we refer to the registration statement and to the exhibits filed with it. Statements contained in this prospectus as to the content of any contract or other document referred to are not necessarily complete. In each instance, we refer you to the copy of the contracts and/or other documents filed as exhibits to the registration statement.

We are subject to the reporting requirements of the Exchange Act and file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at http://www.sec.gov. We also maintain a website at http:/www.relianceglobalgroup.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not part of this prospectus.

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INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with them. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We filed a registration statement on Form S-1 under the Securities Act with the SEC with respect to the securities being offered pursuant to this prospectus. This prospectus omits certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement, including the exhibits, for further information about us and the securities being offered pursuant to this prospectus. Statements in this prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. Copies of all or any part of the registration statement, including the documents incorporated by reference or the exhibits, may be obtained upon payment of the prescribed rates at the offices of the SEC listed above in “Where You Can Find More Information”. We are incorporating by reference the documents listed below, which we have already filed with the SEC, and all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, except as to any portion of any future report or document that is not deemed filed under such provisions:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March 30, 2023;

●	the description of our common stock contained in our Form S-1 filed with the SEC on February 1, 2022, including any amendment or report filed for the purpose of updating that description; and

●	all documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and before the offering of securities covered by this prospectus and any accompanying prospectus supplement stops.

We also incorporate by reference all documents (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are subsequently filed by us with the Securities and Exchange Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering of the securities made by this prospectus (including documents filed after the date of the initial Registration Statement of which this prospectus is a part and prior to the effectiveness of the Registration Statement). These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded to the extent that a statement contained in this prospectus or any subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement.

You may request, and we will provide you with, a copy of these filings, at no cost, by calling us at (732) 380-4600 or by writing to us at the following address:

RELIANCE GLOBAL GROUP, INC.

300 Blvd. of the Americas, Suite 105

Lakewood, NJ 08701

Attn: Chief Financial Officer

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

Set forth below is an estimate (except in the case of the SEC registration fee) of the amount of fees and expenses to be incurred in connection with the issuance and distribution of the offered securities registered hereby, other than underwriting discounts and commission, if any, incurred in connection with the sale of the offered securities. All such amounts will be borne by Reliance Global Group, Inc., a Florida corporation.

Type	Amount
SEC registration fee	$873.08
Accounting fees and expenses*	8,000.00
Legal fees and expenses*	20,000.00
Miscellaneous fees and expenses*	1,000.00
Total expenses*	$29,873.08

* Estimated

Item 14. Indemnification of Directors and Officers.

The Florida Business Corporation Act (the “FBCA”) provides that a corporation may indemnify a director or officer against liability if the director or officer acted in good faith, the director or officer acted in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and in the case of any criminal proceeding, the director or officer had no reasonable cause to believe his or her conduct was unlawful. A corporation may not indemnify a director or an officer except for expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof, where such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation.

The FBCA provides that a corporation must indemnify a director or officer who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the individual was a party because he or she is or was a director or officer of the corporation against expenses incurred by the individual in connection with the proceeding.

A corporation may, before final disposition of a proceeding, advance funds to pay for or reimburse expenses incurred in connection with the proceeding by a director or an officer if the director or officer delivers to the corporation a signed written undertaking of the director or officer to repay any funds advanced if such director or officer is not entitled to indemnification.

Our articles of incorporation, as amended, and bylaws provide that we have the power to indemnify our directors, officers, employees and agents to the full extent permitted by the FBCA if in the judgment of the entire board of directors (excluding from such majority any director under consideration for indemnification), the criteria set forth in Sec. 607.0851(1) or (2) of the FBCA have been met.

These indemnification provisions may be sufficiently broad to permit indemnification of our officers, directors and other corporate agents for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of our company pursuant to the foregoing provisions, or otherwise, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

We have the power to purchase and maintain insurance on behalf of any person who is or was one of our directors or officers, or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other business against any liability asserted against the person or incurred by the person in any of these capacities, or arising out of the person’s fulfilling one of these capacities, and related expenses, whether or not we would have the power to indemnify the person against the claim under the provisions of the FBCA.

If the FBCA Law is amended to expand further the indemnification permitted to indemnitees, then we shall indemnify such persons to the fullest extent permitted by the FBCA, as so amended.

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Our obligation to provide indemnification under our bylaws, which will be in effect upon the consummation of this offering, shall be offset to the extent of any other source of indemnification or any otherwise applicable insurance coverage under a policy maintained by us or any other person.

Our bylaws, which will be in effect upon the consummation of this offering, shall be deemed to be a contract between us and each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that person is or was, or has agreed to become, a director or officer of ours, or is or was serving, or has agreed to serve, at our request, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise, including any employee benefit plan, or by reason of any action alleged to have been taken or omitted in such capacity, at any time while this by-law is in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought based in whole or in part upon any such state of facts.

The indemnification provision of our bylaws does not affect directors’ responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered herewith, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 15. Recent Sales of Unregistered Securities

In the three years preceding the filing of this registration statement, we have issued the following securities that were not registered under the Securities Act. No underwriters were involved in the sales and the certificates representing the securities sold and issued contain legends restricting transfer of the securities without registration under the Securities Act or an applicable exemption from registration.

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Date of Transaction	Transaction type (e.g. new issuance, cancellation, shares returned to treasury) and all under Section 4(a)(2) of the Securities Act of 1933	Number of Shares Issued (or cancelled)	(1)	Class of Securities	Value of shares issued ($/per share) at Issuance	Were the shares issued at a discount to market price at the time of issuance? (Yes/No)	Individual/ Entity Shares were issued to (entities must have individual with voting / investment control disclosed).	Reason for share issuance (e.g. for cash or debt conversion) OR Nature of Services Provided (if applicable)	Restricted or Unrestricted as of this filing?	Exemption or Registration Type?

9/2/2020	New	1,037		Common	96.45	Yes	Lazers Group, Inc.	Cash	Restricted	4(a)(2)
9/11/2020	New	1,037		Common	96.45	Yes	93529113 Quebec Inc	Cash	Restricted	4(a)(2)
3/5/2021	New	1,000		Common	91.05	Yes	Tradigitial Marketing Group	Services	Restricted	4(a)(2)
3/9/2021	New	1,556		Common	218.55	Yes	Mark Sisson	Acquisition	Restricted	4(a)(2)
5/1/2021	New	995		Common	50.25	Yes	Joshua Kushenreit	Acquisition	Restricted	4(a)(2)

11/5/2021	New	778		Common	0.086	Yes	Reliance Global Holdings, LLC	Conversion of preferred shares	Restricted	4(a)(2)

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Date of Transaction	Transaction type (e.g. new issuance, cancellation, shares returned to treasury) and all under Section 4(a)(2) of the Securities Act of 1933	Number of Shares Issued (or cancelled)		Class of Securities	Value of shares issued ($/per share) at Issuance	Were the shares issued at a discount to market price at the time of issuance? (Yes/No)	Individual/ Entity Shares were issued to (entities must have individual with voting / investment control disclosed).	Reason for share issuance (e.g. for cash or debt conversion) OR Nature of Services Provided (if applicable)	Restricted or Unrestricted as of this filing?	Exemption or Registration Type?

1/3/2022	New	1,000		Common	99.00	Yes	Warberg	Exercise of Series A warrants	Restricted	4(a)(2)

1/4/2022	New	16,000		Common	99.00	Yes	Clear Street LLC	Exercise of Series A warrants	Restricted	4(a)(2)

1/5/2022	New	4,000		Common	99.00	Yes	Clear Street LLC	Exercise of Series A warrants	Restricted	4(a)(2)

1/5/2022	New	178,060		Common	See footnote 2.	Yes	Hudson Bay Master Fund Ltd. and Armistice Capital Master Fund, LTD.	Cash(2)	Restricted	4(a)(2)

1/5/2022	New	9,076		Preferred	See footnote 2.	Yes	Hudson Bay Master Fund Ltd. and Armistice Capital Master Fund, LTD.	Cash(2)	Restricted	4(a)(2)

1/5/2022	New			Series B Warrants	See footnote 2.	Yes	Hudson Bay Master Fund Ltd. and Armistice Capital Master Fund, LTD.	Cash(2)	Restricted	4(a)(2)

1/10/2022	New	40,402		Common	48.45	Yes	Pagidem, LLC	Acquisition	Restricted	4(a)(2)

1/18/2022	New	4,000		Common	99.00	Yes	Clear Street LLC and Warberg	Exercise of Series A warrants	Restricted	4(a)(2)

3/22/2022	New	(218,462)		Common	61.35	Yes	Hudson Bay Master Fund Ltd., Pagidem, LLC and Armistice Capital Master Fund, LTD.	Exchange of common shares for series C and D warrants	Restricted	4(a)(2)

5/24/2022	New	89,030		Common	61.35	Yes	Hudson Bay Master Fund Ltd.	Exercise of Series C warrants	Restricted	4(a)(2)

5/24/2022	New	40,402		Common	61.35	Yes	Pagidem, LLC	Exercise of Series C warrants	Restricted	4(a)(2)

6/14/2022	New	88,963		Common	61.35	Yes	Armistice Capital Master Fund, LTD.	Exercise of Series C warrants	Restricted	4(a)(2)

8/4/2022	New	122,869		Common	See footnote 2.	Yes	Armistice Capital Master Fund, LTD.	Conversion of preferred shares(2)	Restricted	4(a)(2)

8/15/2022	New	28,497		Common	14.55	Yes	Hudson Bay Master Fund Ltd.	Exercise of Series D warrants	Restricted	4(a)(2)

8/18/2022	New	52,926		Common	13.78	Yes	Armistice Capital Master Fund, LTD.	Exercise of Series D warrants	Restricted	4(a)(2)

8/24/2022	New	25,070		Common	See footnote 2.	Yes	Hudson Bay Master Fund Ltd.	Conversion of preferred shares(2)	Restricted	4(a)(2)

01/05/2023	New	92,771	(1)	Common	7.50	Yes	Altruis Benefits Consulting, Inc.	Acquisition	Restricted	4(a)(2)
2/13/2023	New	66,743	(1)	Common	9.664	No	YES Americana Group, LLC	Conversion	Restricted	3(a)(9)
3/13/2023	New	155,038		Common	3.80	No	Armistice Capital, LLC	Cash	Restricted	4(a)(2)

3/13/2023	New	897,594		Prefunded Warrants exercisable @ $0.001 per share	3.799	No	Armistice Capital, LLC	Cash		4(a)(2)
3/13/2023	New	2,105,264		Common Warrants exercisable @ $3.55 per share	0	No	Armistice Capital, LLC			4(a)(2)

(1)	Gives effect to a 1:15 reverse stock split effective as of February 22, 2023.

(2)	Reflects sale of (i) warrants (the “Series B Warrants”) to purchase an aggregate of up to 651,997 shares of Common Stock, (ii) an aggregate of 178,060 shares of Common Stock (the “Common Shares”), and (iii) 9,076 shares (the “Preferred Shares”) of the Company’s Series B Preferred Stock, initially convertible into an aggregate of 147,939 shares of Common Stock at a conversion price of $61.35 per share. The purchase price per Common Share and accompanying Series B Warrants was $61.35. The purchase price per Preferred Share and accompanying Series B Warrants was $1,000. The aggregate purchase price for the Common Shares, the Preferred Shares and the Warrants was approximately $20,000,000. See Current Report on Form 8-K filed by the Company with the SEC on December 23, 2021.

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Item 16. Exhibits.

The following documents are filed as exhibits to this registration statement:

EXHIBIT INDEX

Exhibit No.	Description
3.1	Articles of Incorporation of Eye on Media Network, Inc. (now, Reliance Global Group, Inc.) as amended through October 19, 2018 (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on October 8, 2020 (File No. 333-249381)).

3.2	Bylaws of Eye on Media Network, Inc. (now, Reliance Global Group, Inc.) (incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on October 8, 2020 (File No. 333-249381)).

3.3	Articles of Amendment to the Articles of Incorporation of Reliance Global Group, Inc. dated February 3, 2021 (incorporated herein by reference to Exhibit 3.9 to Amendment No. 4 to the Registration Statement on Form S-1 filed with the Securities and Exchange Commission on February 5, 2021 (SEC File No. 333-249381)).

3.4	Articles of Amendment to the Articles of Incorporation of Reliance Global Group, Inc. dated December 23, 2021 (incorporated herein by reference to Exhibit 3.1 to Current Report on Form 8-K filed with the Securities and Exchange Commission on January 6, 2022 (SEC File No. 001-40020)).

3.5	Articles of Amendment to the Articles of Incorporation of Reliance Global Group, Inc. dated February 16, 2023 (incorporated herein by reference to Exhibit 3.1 to Current Report on Form 8-K filed with the Securities and Exchange Commission on February 22, 2023 (SEC File No. 001-40020)).

3.6	Medigap Healthcare Insurance Agency LLC Formation and Assignment Documents (incorporated herein by reference to Exhibit 3.1 to Current Report on Form 8-K filed with the Securities and Exchange Commission on March 24, 2022 (SEC File No. 001-40020)).

4.1	Form of Series C Warrant (incorporated herein by reference to Exhibit 4.1 to Current Report on Form 8-K filed with the Securities and Exchange Commission on March 24, 2022 (SEC File No. 001-40020)).

4.2	Form of Series D Warrant (incorporated herein by reference to Exhibit 4.2 to Current Report on Form 8-K filed with the Securities and Exchange Commission on March 24, 2022 (SEC File No. 001-40020)).

5.1*	Opinion of Anthony L.G., PLLC.

10.1	Securities Purchase Agreement between Reliance Global Group, Inc. and Nsure, Inc. dated February 19, 2020 (incorporated herein by reference to Exhibit 10.2 to the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on October 8, 2020 (SEC File No. 333-249381)).

10.2	Irrevocable Assignment & Acquisition Agreement between Reliance Global Holdings, LLC and Ezra Beyman effective as of June 3, 2020 (incorporated by reference to Exhibit 10.3 to the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on October 8, 2020 (File No. 333-249381)).

10.3	Lease between Coverage Consultants Unlimited, Inc. and Commercial Coverage Solutions, LLC dated August 17, 2020 (incorporated by reference to Exhibit 10.4 to the Company’s Registration Statement on Form S-1 (Amendment No. 3) filed with the Securities and Exchange Commission on January 28, 2021 (File No. 333-249381)).

10.4	Master Credit Agreement between Southwestern Montana Insurance Center, LLC and Oak Street Funding LLC dated April 3, 2019 (incorporated by reference to Exhibit 10.1 to the Company’s Registration Statement on Form S-1 (Amendment No. 1) filed with the Securities and Exchange Commission on December 4, 2020 (File No. 333-249381)).

10.5†	Reliance Global Group Inc. 2019 Equity Incentive Plan (incorporated by reference to Exhibit 10.5 to the Company’s Registration Statement on Form S-1 (Amendment No. 3) filed with the Securities and Exchange Commission on January 28, 2021 (File No. 333-249381)).

10.6	Amendment No. 1 to Securities Purchase Agreement between Nsure Inc. and Reliance Global Group, Inc. dated October 8, 2020 (incorporated by reference to Exhibit 10.6 to the Company’s Registration Statement on Form S-1 (Amendment No. 3) filed with the Securities and Exchange Commission on January 28, 2021 (File No. 333-249381)).

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10.7	Form of Warrant Agent Agreement between Reliance Global Group, Inc. and VStock Transfer, LLC (incorporated by reference to Exhibit 10.7 to the Company’s Registration Statement on Form S-1 (Amendment No. 3) filed with the Securities and Exchange Commission on January 28, 2021 (File No. 333-249381)).

10.8	Purchase Agreement among Kush Benefit Solutions, LLC, J.P. Kush and Associates, Inc. and Joshua Kushnereit dated May 12, 2021 (incorporated herein by reference to Exhibit 99.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 23, 2021 (SEC File No. 001-40020)).

10.9	Form of Securities Purchase Agreement among Reliance Global Group, Inc. and the investors identified on the signature pages thereto dated as of December 22, 2021 (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 23, 2021 (SEC File No. 001-40020)).

10.10	Form of Registration Rights Agreement 2021 (incorporated herein by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 23, 2021 (SEC File No. 001-40020)).

10.11	Form of Series B Warrant (incorporated herein by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 23, 2021 (SEC File No. 001-40020)).

10.12	Form of Certificate of Designation for Series B Convertible Preferred Stock (incorporated herein by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 23, 2021 (SEC File No. 001-40020)).

10.13	Asset Purchase Agreement between Reliance Global Group, Inc. and Medigap Healthcare Insurance Company, LLC and the sole member thereof dated as of December 21, 2021 (incorporated herein by reference to Exhibit 10.5 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 14, 2022 (SEC File No. 001-40020)).

10.14	Form of Investor Exchange Agreement between Reliance Global Group, Inc. and the parties signatory to the agreement dated as of March 23, 2022 (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 24, 2022 (SEC File No. 001-40020)).

10.15	Form of Medigap Exchange Agreement between Reliance Global Group, Inc. and the parties signatory to the agreement dated as of March 23, 2022 (incorporated herein by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 24, 2022 (SEC File No. 001-40020)).

10.16	Asset Purchase Agreement between Reli Exchange, LLC and Barra & Associates, LLC dated April 26, 2022 (Incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on May 2, 2022 (File Number 001-40020)).

10.17	Security Agreement between Medigap Healthcare Insurance Agency, LLC and Oak Street Funding LLC dated April 26, 2022 (Incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 2, 2022 (File Number 001-40020))

10.18†	Employment Agreement between Reliance Global Group, Inc. and Grant Barra dated April 26, 2022 Incorporated by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 2, 2022 (File Number 001-40020))Ex. 10.3

10.19	Promissory Note issued by Reliance Global Group, Inc. to YES Americanna Group LLC on September 13, 2022 (incorporated herein by reference to Exhibit 4.1 to Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 14, 2022 (SEC File No. 001-40020)).

10.20	Amendment No. 1 to the Promissory Note between Reliance Global Group, Inc. and YES Americana Group, LLC, dated as of February 7, 2023 (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 13, 2023 (SEC File No. 001-40020)).

10.21†	Promotion Letter by and between Reliance Global Group, Inc. and Joel Markovits dated as of December 28, 2022 (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 4, 2023 (SEC File No. 001-40020)).

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10.22#	Securities Purchase Agreement, dated March 13, 2023, between Reliance Global Group, Inc. and Investor (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 14, 2023 (SEC File No. 001-40020)).

10.23	Form of Warrant (incorporated herein by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 14, 2023 (SEC File No. 001-40020)).

10.24	Form of Pre-Funded Warrant (incorporated herein by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 14, 2023 (SEC File No. 001-40020)).

10.25	Form of Placement Agent Warrant (incorporated herein by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 14, 2023 (SEC File No. 001-40020)).

10.26	Form of Registration Rights Agreement (incorporated herein by reference to Exhibit 10.5 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 14, 2023 (SEC File No. 001-40020))..

14.1	Code of Ethics (incorporated by reference to Exhibit 14.1 to the Company’s Form 10-K filed with the Securities and Exchange Commission on March 31, 2022).

21.1	List of Subsidiaries (incorporated by reference to Exhibit 21.1 to the Company’s Form Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 30, 2023 (SEC File No. 000-40020)).

23.1*	Consent of Mazars USA LLP.

23.2*	Consent of Anthony L.G., PLLC (included in Exhibit 5.1).

24.1*	Power of Attorney (included on the signature page).

107*	Filing fee table.

*	Filed herewith
†	Includes management contracts and compensation plans and arrangements
#	Certain schedules and exhibits have been omitted pursuant to Item 601(A)(5) of Regulation S-K. The Company will furnish supplementally copies of omitted schedules and exhibits to the Securities and Exchange Commission or its staff upon its request.

Item 17. Undertakings.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(i) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lakewood, State of New Jersey, on April 4, 2023.

RELIANCE GLOBAL GROUP, INC.

By:	/s/ Ezra Beyman
Ezra Beyman
Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ezra Beyman as his or her true and lawful attorneys-in-fact and agents, each with the full power of substitution, for him or her in his or her name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that said attorneys-in-fact and agents, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities held on April 4, 2023.

Name	Position

/s/ Ezra Beyman	Chief Executive Officer and Executive Chairman and Director
Ezra Beyman	(Principal Executive Officer)

/s/ Joel Markovits	Chief Financial Officer
Joel Markovits	(Principal Financial and Accounting Officer)

/s/ Alex Blumenfrucht	Director
Alex Blumenfrucht

/s/ Sheldon Brickman	Director
Sheldon Brickman

/s/ Ben Fruchtzweig	Director
Ben Fruchtzweig

/s/ Scott Korman	Director
Scott Korman

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